Exhibit 99.2

Dakota Petroleum Transport Solutions, LLC
Financial Statements for the Years Ended December 31, 2011 and 2010

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Independent Auditors’ Report

Board of Governors and Members

Dakota Petroleum Transport Solutions, LLC

We have audited the accompanying balance sheets of Dakota Petroleum Transport Solutions, LLC as of December 31, 2011 and 2010 and the related statements of operations, members’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dakota Petroleum Transport Solutions, LLC at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

March 22, 2012

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Dakota Petroleum Transport Solutions, LLC

Annual Financial Statements

Balance Sheets

As of December 31,	2011	2010

Assets
Current assets:
Cash	$3,416,548	$360,299
Accounts receivable	1,141,670	968,083
Other current assets	250,328	227,005
Total current assets	4,808,546	1,555,387

Property and equipment
Leasehold improvements	2,087,694	813,751
Less: Accumulated depreciation	326,830	—
Total property and equipment, net	1,760,864	813,751

Other Assets – Long-term	250,727	451,418

Total assets	$6,820,137	$2,820,556

Liabilities
Current liabilities:
Accounts payable	$517,685	$947,835
Accounts payable, related parties	2,076	146,143
Total current liabilities	519,761	1,093,978

Members’ capital:
DPT member capital	3,150,188	863,289
PTS member capital	3,150,188	863,289
Total members’ capital	6,300,376	1,726,578

Total liabilities and members’ capital	$6,820,137	$2,820,556

The accompanying notes are an integral part of these financial statements.

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Dakota Petroleum Transport Solutions, LLC

Annual Financial Statements

Statements of Income

For the years ended December 31,	2011	2010

Revenue	$11,799,406	$3,531,796
Cost of revenue	3,294,583	1,475,084

Gross profit	8,504,823	2,056,712

Operating expenses:
General and administrative	660,425	131,525

Income from operations	7,844,398	1,925,187

Non-operating expense, net:
Interest expense	—	16,826

Net income	$7,844,398	$1,908,361

The accompanying notes are an integral part of these financial statements.

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Dakota Petroleum Transport Solutions, LLC

Annual Financial Statements

Statements of Members’ Capital

	DP	PTS	Total

Balance, December 31, 2009	26,812	26,812	53,624
Capital contributions	40,493	40,493	80,986
Net income	954,181	954,180	1,908,361
Distributions	(158,197)	(158,196)	(316,393)

Balance, December 31, 2010	$863,289	$863,289	$1,726,578
Capital contributions	161,972	161,972	323,944
Net income	3,922,199	3,922,199	7,844,398
Distributions	(1,797,272)	(1,797,272)	(3,594,544)

Balance, December 31, 2011	$3,150,188	$3,150,188	$6,300,376

The accompanying notes are an integral part of these financial statements.

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Dakota Petroleum Transport Solutions, LLC

Annual Financial Statements

Statements of Cash Flows

For the years ended December 31,	2011	2010
Cash Flows From Operating Activities:
Net income	$7,844,398	$1,908,361
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash member contributions, rental expense	323,944	80,986
Amortization of prepaid expenses	237,254	56,427
Depreciation	326,830	—
Changes in assets and liabilities:
Accounts receivable	(173,587)	(968,083)
Other current assets	(23,323)	(283,432)
Other Assets – Long-tern	(36,563)	(451,418)
Accounts payable	251,185	134,084
Accounts payable – related parties	(144,067)	99,767
Net cash provided by operating activities	8,606,071	576,692

Cash Flows from Investing Activities:
Purchase of Leasehold Improvements	(1,955,278)

Cash Flows From Financing Activities:
Member contributions	—	100,000
Distributions to members	(3,594,544)	(316,393)
Net cash used in financing activities	(3,594,544)	(216,393)
Net increase in cash	3,056,249	360,299
Cash, beginning of period	360,299	—
Cash, end of period	$3,416,548	$360,299

Supplemental Information:
Cash paid for interest	$—	$16,826

Supplemental Schedule of Non-cash Investing Activities

As of December 31, 2011 and 2010, we had accrued capital expenditures totaling $132,416 and $813,751 respectively, which were recorded in accounts payable.

The accompanying notes are an integral part of these financial statements.

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Dakota Petroleum Transport Solutions, LLC

Annual Financial Statements

Notes to Financial Statements

1.	Nature of Business

Dakota Petroleum Transport Solutions, LLC (the “Company”), a Minnesota limited liability company, was organized on September 25, 2009 and is referred to as “we,” “our” and “us.” The Company is an equally owned joint venture between Dakota Plains Transloading, LLC (a wholly owned subsidiary of Dakota Plains, Inc. (formerly Dakota Plains Transport, Inc.)), a Minnesota limited liability company (“DPT”) and Petroleum Transport Solutions, LLC, a Minnesota limited liability company (“PTS”). Each member made an initial contribution of $50,000 in exchange for 1,000 membership units, for a total of 2,000 member units issued and outstanding. Each unit entitles the members to one vote on all matters submitted. The Company intends to continue to operate so as to qualify as a partnership for United States federal and Minnesota state income tax purposes.

The Company was organized to engage in the acquisition, construction and operation of a petroleum transloading facility in New Town, North Dakota. The Company shall exist for an initial term expiring December 31, 2013 and the term shall automatically extend in two-year renewal periods unless and until terminated. The Company can be terminated by written agreement signed by all members or at completion of any term if written notice of termination is delivered by one member to the other member at least 90 days prior to the end of such term.

2.	Summary of Significant Accounting Policies

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents.  The Company’s cash positions represent assets held in checking accounts.  These assets are generally available to the Company on a daily or weekly basis and are highly liquid in nature.  All of the Company’s non-interest bearing cash accounts were fully insured at December 31, 2011 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and the Company’s non-interest bearing cash balances may again exceed federally insured limits.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such significant estimates include recoverability of property and equipment and depreciable lives for property and equipment. Actual results may differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of accounts receivable and accounts payable approximate fair value based on the short maturities of these instruments.

Concentration of Risk

For the years ended December 31, 2011 and 2010, the Company had revenues from one customer which represented approximately 99% and 92% of revenues. At December 31, 2011 and 2010, accounts receivable from this customer totaled $1,141,670 and $968,083, respectively.

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Dakota Petroleum Transport Solutions, LLC

Annual Financial Statements

Notes to Financial Statements

Accounts Receivable and Allowance for Bad Debt

The Company performs ongoing credit evaluations of our customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by a review of the customers’ credit information. We extend credit on an unsecured basis to our customers. Accounts receivable are deemed past due based on contractual terms agreed with our customers.

The Company continuously monitors collections and payments from our customers and we maintain a provision for estimated credit losses based upon our historical experience with our customers, current market and industry conditions of our customers, and any specific customer collection issues that we have identified. Accounts receivable are reduced by an allowance for estimated credit losses. At December 31, 2011 and 2010, we had accounts receivable of $1,141,670 and $968,083, respectively, and we did not have an allowance for bad debts. Accounts receivable are written-off when it becomes apparent, based upon age or customer circumstances, that such amounts will not be collected.

Revenue Recognition

Revenue is recognized when the related services are performed, the sales price is fixed or determinable and collectability is reasonably assured. We record the gross sale of fuel-related services when the transloading of petroleum-related products are complete.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets.  Assets recorded under leasehold improvements are amortized using the straight-line method over 2-3 years. Title to all leasehold improvements revert to the landlord at the end of the lease term. Costs of major additions and improvements are capitalized while expenditures for maintenance and repairs, which do not extend the useful life of the asset, are expensed.  Upon sale or disposition of property and equipment, the cost and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is credited or charged to income.

For the years ended December 31, 2011 and 2010, the Company had fixed assets related to in progress land leasehold improvements of $132,416 and $813,751, respectively.  As of December 31, 2011, the Company had leasehold improvements placed in service of $1,955,278. No depreciation was recorded during 2010 as the assets had not been placed in service as of December 31, 2010. Depreciation expense for the year ended December 31, 2011 was $326,830.

Impairment

FASB ASC 360-10-35-21 requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  There was no impairment identified at December 31, 2011 and 2010.

Income Taxes

We intend to continue to operate so as to qualify, for United States federal and Minnesota state income tax purposes, as a partnership. Therefore, we generally are not subject to United States federal income tax at the entity level. Our members will be required to take into account their allocable share of each item of our income, gain, or loss and credits for our taxable year ending within or with their taxable year for federal or state income tax purposes.

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Dakota Petroleum Transport Solutions, LLC

Annual Financial Statements

Notes to Financial Statements

Subsequent Events

Management has evaluated subsequent events through March 22, 2012, which is the date the financial statements were available to be issued.

3.	Related Party Transactions

Per our Member Control Agreement (the “Agreement”), DPT and PTS are to perform the following services:

Services to be performed by DPT:

  Acquire the real property necessary for operation of the transloading facility and for rail spur services between the transloading facility and the available trunk rail line;
  Acquire equipment and materials, pay contractors, acquire permits and assemble and erect the transloading facility;
  Lease the transloading facility as well as any necessary equipment for operation of the transloading facility to us at set rent payment terms. As per the Lease Agreement, DPT receives monthly base rent of $19,161 through the term of the Lease Agreement.

Services to be performed by PTS:

  Make available an amount of rail cars sufficient for us to be able to service the transloading facility at a throughput volume of 10,000 barrels per day for which PTS charges the Company $33,750 per month. Beginning in July 2011 and continuing through the term of the Agreement, DPTS Marketing, LLC, a related party through common ownership, assumed the railcar leasing liability.
  Coordinate and manage the operation of the transloading facility and all accounting and bookkeeping functions in connection with the operation of the transloading facility. The Company will pay a monthly accounting fee of $2,800 per month to PTS for staff time related to the bookkeeping and accounting functions through the term of the Agreement.

The operations of the transloading facility commenced in November 2009.  Under provisions of the Agreement, the profits and losses of the joint venture are split 50/50, pro rata based on the number of member units outstanding.  The cash payments from the joint venture are paid pro rata based upon the average number of units owned by each member each calendar day during such calendar quarter. In connection with joint venture transactions during the years ended December 31, 2011 and 2010, the Company recognized related party costs of revenue totaling $959,441 and $697,020, respectively. In connection with joint venture transactions during each of the years ended December 31, 2011 and 2010, the Company recognized related party general and administrative expenses of $33,600.

Supplemental Agreement

In September 2010, the members of the Company entered into a Supplemental Agreement to the Agreement.  The purpose of the Supplemental Agreement was to obtain access to site improvements and certain additional transloading equipment necessary to fulfill certain transloading contracts.  Under the Supplemental Agreement, DPT agreed to provide funds for the site improvements.  The total costs incurred for these site improvements were $1,320,747.

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Dakota Petroleum Transport Solutions, LLC

Annual Financial Statements

Notes to Financial Statements

As part of the Supplemental Agreement, PTS was required to pay all costs for the acquisition of four new transloaders.  The total cost of these transloaders was $658,012, with an estimated residual value of $131,602 at the end of the initial Agreement term.

The Company is recognizing rental expense of $26,995 per month through December 31, 2013 to reflect the economics of the $1,052,820 of costs incurred by its members. Rent expense related to these costs was $323,944 and $80,986 for the years ended December 31, 2011 and 2010, respectively. No cash has been paid related to this rental expense; the rental expense recorded is being treated as an increase in the members’ investment in the Company.

In order to render fair and equitable the leases for the additional expenditures by the members relating to the site improvements and new equipment, the Supplemental Agreement included a provision that the Company will pay 75% of the cash distributions to DPT until DPT has been reimbursed for these additional expenditures.  The additional expenditures by DPT would also incur interest at an interest rate of 7% per annum until paid in full.  After DPT has been reimbursed, the cash distributions reverted back to the 50/50 split as per the Agreement.  Only the cash distributions were changed under the Supplemental Agreement, the profit and loss allocations remained the same as the Agreement.  As of December 31, 2011 the Company had reimbursed the full $794,337 of additional expenditures related to the Supplemental Agreement and paid interest of $16,826 to DPT.

The $794,337 of additional costs incurred by DPT in excess of amounts paid by PTS will be recognized as rental expense over the remaining life of the joint venture, of which $237,254 and $56,428 was expensed during the years ended December 31, 2011 and 2010, respectively.  As of December 31, 2011 and 2010, the Company has paid $500,654 and $677,127 in lease payments in excess of the amount reported as expense. The amount is included in other current assets and other assets - long-term on the balance sheet with the amount to be expensed in the next twelve months recorded as a current asset. There are no future lease payments payable related to this agreement as of December 31, 2011 and 2010.

The Company had accounts payable to related parties of $2,076 and $146,131 as of December 31, 2011 and 2010, respectively.

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